UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Capital Southwest Corporation

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12900 Preston Road, Suite 700 Dallas, TX 75230 972.233.8242 capitalsouthwest.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 18, 2011

To the Shareholders of Capital Southwest Corporation:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Capital Southwest Corporation will be held on Monday, July 18, 2011, at 10:00 a.m., Dallas time, in Meeting Room #210 of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas 75230, in order to:

1)	elect five (5) directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

2)	ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012;

3)	approve the Capital Southwest Corporation 2010 Restricted Stock Award Plan;

4)	conduct an advisory vote on executive compensation;

5)	conduct an advisory vote on the frequency of the advisory vote on executive compensation; and

6)	transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on May 27, 2011 will be entitled to notice of and to vote at the meeting.

Your vote is important.  Accordingly, you are asked to vote, whether or not you plan to attend the annual meeting.  You may vote by (i) mail by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided; (ii) using the Internet at www.voteproxy.com; (iii) phone by calling 1-800-776-9437; or (iv) attending the annual meeting and voting in person.  If you plan to attend the annual meeting to vote in person and your shares are registered in your own name with our transfer agent, American Stock Transfer & Trust Company, you may do so.  If your shares are held in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.  You may revoke your proxy by (i) executing and submitting a later dated proxy card; (ii) subsequently authorizing a proxy card through the Internet or by telephone; (iii) sending a written revocation of proxy to our Secretary at our principal executive office; or (iv) attending the annual meeting and voting in person.

By Order of the Board of Directors

Tracy L. Morris
Chief Financial Officer and Secretary

June 15, 2011
Dallas, Texas

Table of Contents

General Information	1
Who May Vote	1
How You May Vote	1
Quorum	2
Required Vote	2
Other Business	3
Stock Ownership of Certain Beneficial Ownership	3
Section 16(A) Beneficial Ownership Reporting Compliance	4
Proposal One: Election of Directors	5
Board of Directors and Committees	7
Board Leadership and Structure	7
Committee Member Independence	7
Audit Committee	7
Audit Committee Report	8
Nominating/Corporate Governance Committee	9
Risk Oversight	10
10b5-1 Plans	10
Compensation Committee	10
Officers	11
Compensation Discussion and Analysis	12
Compensation Objectives	13
Determination of Compensation	13
Roles and Responsibilities – Compensation Committee	13
Roles and Responsibilities – Executive Officers	14
Base Salaries	14
Bonus Awards	15
Stock Options	15
Employee Stock Ownership Plan	15
Retirement Plans	16
Accounting for Stock-Based Compensation	16
Tax Deductibility of Compensation	17
Compensation Committee Report	17
Compensation Committee Interlocks and Insider Participation	17
Certain Relationships and Related Party Transactions	17
Summary Compensation Table	18
Grants of Plan-Based Awards	19

2011 Outstanding Equity Awards at Fiscal Year End	19
Option Exercises and Stock Vested	20
Pension Benefits	20
Severance and Change in Control Arrangements	21
Severance and Change in Control Compensation Table	21
Director Compensation For The Fiscal Year Ended March 31, 2011	22
Additional Compensation Information	22
Proposal Two: Ratification of Appointment of Independent Registered Accounting Firm	23
Audit and Other Fees	23
Communication with Directors	24
Proposal Three: Approval of 2010 Restricted Stock Award Plan	24
Proposal Four: Advisory Vote on Executive Compensation	26
Proposal Five: Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers	27
Other Matters	28
Shareholder Proposals for 2012 Annual Meeting	28
Other Information	28
Expenses for Solicitation of Proxies	28
Reduce Duplicate Mailings	28
Annual Report	29
Appendix A – Capital Southwest Corporation 2010 Restricted Stock Award Plan	A-1

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 18, 2011

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation, with principal executive offices at 12900 Preston Road, Suite 700, Dallas, Texas 75230, of proxies to be voted at the annual meeting of shareholders to be held on July 18, 2011 or any adjournment thereof.  The date on which this proxy statement and the enclosed form of proxy are first being sent or given to our shareholders is on or about June 15, 2011.

Purpose of the Meeting

The annual meeting of shareholders is to be held for the purposes of (1) electing five persons to serve as our directors until the next annual meeting of shareholders, or until their respective successors shall be elected and qualified; (2) ratifying the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012; (3) approving the Capital Southwest Corporation 2010 Restricted Stock Award Plan; (4) conducting an advisory vote on executive compensation; (5) conducting an advisory vote on the frequency of the advisory vote on executive compensation; and (6) transacting such other business as may properly come before the meeting or any adjournment thereof.

Who May Vote

The record date for holders of our common stock entitled to notice of, and to vote at, the annual meeting of shareholders is the close of business on May 27, 2011, at which time we had 3,753,038 shares of common stock outstanding and entitled to vote at the meeting.

How You May Vote

You may vote using any of the following methods:

•
By Internet:  Go to www.voteproxy.com and use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 Eastern Time on July 15, 2011.  Have your proxy card in hand when you access the Web site and then follow the instructions.

•
By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.  The named proxies will vote your shares according to your directions.  If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote in favor of proposals 1, 2 3 and 4, and for a three year frequency advisory vote.

•
By Phone:  Call 1-800-776-9437 on any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on July 15, 2011.  Have your proxy card in hand when you call and then follow the instructions.

•
By Attending the Annual Meeting in Person: You may vote shares held directly in your name in person at the meeting.  If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

You may revoke your proxy and change your vote at any time before the final vote at the meeting.  You may do this by signing a new proxy card with a later date, voting on a later date by proxy, or by attending the meeting and voting in person.  However, your attendance at the meeting will not automatically revoke your proxy.  You must specifically revoke your proxy.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  In addition, as the beneficial holder of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum (1,876,520 shares).  Each shareholder is entitled to one vote, in person or by proxy, for each share of common stock held in its name at the close of business on the record date.  Shareholders who are present, in person or by proxy, but abstain from voting on any matter will be counted as present at the meeting for purposes of constituting a quorum, but not for purposes of determining the final vote on any matter.  Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

Required Vote

Assuming a quorum is present at the annual meeting, the following votes are required to approve each proposal:

Proposal One: Election of Directors
The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy.  Abstentions and broker non-votes are not counted for purposes of the election of directors.

Proposal Two: Ratification of Independent Registered Public Accounting Firm
The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy.  Abstentions and broker non-votes have the same effect as votes cast against the proposal.

Proposal Three: Approve the Capital Southwest Corporation 2010 Restricted Stock Award Plan
The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy.  Abstentions and broker non-votes are not counted for purposes of approving the Capital Southwest Corporation 2010 Restricted Stock Award Plan.

Proposal Four: Advisory (Non-Binding) Vote on Executive Compensation
The advisory vote on executive compensation requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the annual meeting  and entitled to vote thereon in order to be approved.  Abstentions and broker non-votes are not counted for purposes of the advisory vote on executive compensation.

Proposal Five: Advisory (Non-Binding) Vote Determining the Frequency of Advisory Votes on Executive Compensation
The advisory vote on determining the frequency of advisory votes on executive compensation requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the annual meeting  and entitled to vote thereon in order to be approved.  Abstentions and broker non-votes are not counted for purposes of the advisory vote on determining the frequency of advisory votes on executive compensation.

Each proxy delivered to us, unless the shareholder otherwise specifies therein, will be voted “FOR” proposals 1, 2, 3 and 4, and for a three year frequency advisory vote.  In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the specification.  As to any other matter or business which may be properly brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor our Board of Directors knows of any such other matter or business.

Other Business

As of the date of this proxy statement, we are not aware of any matter to be presented or acted upon at the Annual Meeting other than those described in this proxy statement.  If votes are required on any matter presented during the Annual Meeting and you are not present, your designated proxy will vote your shares using their best judgment.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2011 by (1) each person, so far as is known to our management, who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission (“SEC”)) of more than 5% of our outstanding common stock; (2) each executive officer named in the Summary Compensation Table; (3) each current director; and (4) all current directors and executive officers as a group.  The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of June 30, 2011, (60 days after May 1, 2011) through the exercise of any stock option or other right.  Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

Name and address of Beneficial Owner *	Amount and Nature of Beneficial Ownership		Percent of Class
Gary L. Martin	383,781	(1)(3)(4)	10.2%
William R. Thomas III	273,554	(2)(3)(4)	7.3
Thomas Heritage Partners, Ltd.	206,525	(2)	5.5
Donald W. Burton	130,315	(5)	3.5
William M. Ashbaugh	106,745	(1)(3)(4)	2.8
Jeffrey G. Peterson	43,057	(3)(4)	1.1
Graeme W. Henderson	12,500		**
Tracy L. Morris	3,242	(4)	**
Ray D. Schwertner	3,104	(3)	**
Samuel B. Ligon	3,000		**
John H. Wilson	2,000		**
All directors and executive officers as a group (10 persons)	839,165	(6)	22.0%
_____________
*	The business address of each beneficial owner is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

**	Less than 1%.

(1)
Mr. Martin is a trustee of certain trusts pursuant to ESOPs for our employees and employees of our wholly-owned portfolio companies owning 177,795 shares (4.7% of our outstanding common stock) on May 1, 2011.  Voting rights on such shares were passed through to the ESOP participants, who are entitled to vote the shares in their individual accounts by July 15, 2011.  As trustee of the ESOPs, Mr. Martin has voting power with respect to shares not voted by the ESOP participants prior to July 15, 2011.  Mr. Martin also participates in the power to direct the trustees in voting of 88,144 shares owned by a trust pursuant to a pension plan for our employees and certain of our wholly-owned portfolio companies.  Accordingly Mr. Martin has shared voting and investment power with respect to 265,939 shares, representing 7.1% of our outstanding common stock, owned by the aforementioned trusts.  Under the rules and regulations of the SEC, Mr. Martin is deemed to be the beneficial owner of such 265,939 shares, which are included in the shares beneficially owned by Mr. Martin.

Messrs. Martin and Ashbaugh direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for our employees and employees of certain of our wholly-owned portfolio companies.  Accordingly, Messrs. Martin and Ashbaugh have shared voting and investment power with respect to the 88,144 shares, representing 2.3% of our outstanding common stock, owned by the aforementioned trust.  Under the rules and regulations of the SEC, Messrs. Martin and Ashbaugh are each deemed to be the beneficial owners of such 88,144 shares, which are included in the shares beneficially owned by each of Messrs. Martin and Ashbaugh.

(2)
Mr. Thomas has sole voting and investment power with respect to 273,554 shares, which include 2,988 shares owned by his minor children; 43,603 shares controlled as executor to his father’s estate; 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 68.7% limited partnership interest.  Mr. Thomas holds a majority interest in and is president and sole manager of Thomas Heritage Company, LLC, and the sole general partner of Thomas Heritage Partners, Ltd.

(3)	Includes 1,383, 5,997, 242, 1,661 and 396 shares owned by a trust pursuant to an ESOP which were allocated to Ashbaugh, Martin, Morris, Schwertner and Thomas, respectively.

(4)	Includes 11,500, 27,750, 3,000, 7,000, 1,000 and 8,075 shares subject to immediately exercisable stock options held by Ashbaugh, Martin, Morris, Peterson, Schwertner and Thomas, respectively.

(5)	Mr. Burton has sole voting and investment power with respect to 130,315 shares owned by Burton Partnership, LP, of which Mr. Burton is the general partner.

(6)
Includes (a) the shares owned by the partnership and trusts referred to in notes (1), (2), (3) and (5), respectively, to the above table, and (b) 58,325 shares subject to immediately exercisable stock options (including those referred to in note (4) to the above table).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC.  Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file with the SEC.  Based solely upon a review of the copies of such forms furnished to us, we believe that each of our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended March 31, 2011.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Five directors are proposed to be elected at the annual meeting to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.  Each of the named persons currently serves as a director and was nominated by the Nominating/Corporate Governance Committee of our Board of Directors.  The Nominating/Corporate Governance Committee did not receive any director nominations from any person.

Nominees for Director
Interested Persons
Name, Address* and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Director	Other Directorships Held by Nominee
Gary L. Martin Age 64	Chairman of the Board, President, Vice President and Director	One year; Chairman of the Board since 2008; President since 2007; Director since 1988; Vice President from 1979 - 2007	Chairman of the Board since 2008; President of the Corporation since 2007; President of The Whitmore Manufacturing Company and Vice President of the Company from 1979 – 2007	31	Alamo Group Inc.; CapStar Holdings Corporation; Cinatra Clean Technologies, Inc. Heelys, Inc.; Humac Company; Media Recovery, Inc.; The RectorSeal Corporation; The Whitmore Manufacturing Company

Mr. Martin has been associated with the Company since 1972, including serving as a director since 1988, while serving as Chief Executive Officer of The Whitmore Manufacturing Company, a specialty lubricant manufacturer and wholly-owned portfolio company of Capital Southwest Corporation.  Mr. Martin has experience serving as Chairman and/or Director on several public company boards (listed in bold above) and brings to us a breadth of business experience across a broad range of industries. Mr. Martin holds a Bachelor of Business Administration from the University of Oklahoma and was a certified public accountant in the State of Texas (now retired, inactive status).

Not Interested Persons
Name, Address* and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Director	Other Directorships Held by Nominee
Donald W. Burton Age 67	Director	One year, director since 2006	Chairman, President and General Partner of various South Atlantic Venture Fund Partnership entities; General Partner of The Burton Partnerships	−	Knology, Inc.; Cluster A Mutual Funds managed by BlackRock Advisors

Mr. Burton has served as Managing General Partner of South Atlantic Venture Funds since 1983, General Partner of the Burton Partnerships since 1979 and President and Chairman of South Atlantic Capital Corporation since 1997.  The Company benefits from Mr. Burton’s vast experience in equity investing.  Mr. Burton holds a Bachelor of Arts degree from Yale University and an MBA from Harvard Business School.

Not Interested Persons
Name, Address* and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Director	Other Directorships Held by Nominee
Graeme W. Henderson Age 77	Director	One year; director since 1976	Self-employed as a private investor and consultant	−
Mr. Henderson has been associated with the Company since 1961, giving him tremendous insight into our Company and its operations.  Mr. Henderson has served as President of numerous companies including Source Capital, Inc., Capstan, Inc. and National TV Log.  In addition, Mr. Henderson has served on over fifty public and private corporate boards and trusts.  Mr. Henderson holds a Bachelor of Arts degree from Princeton University and an MBA from Harvard Business School.

Samuel B. Ligon Age 72	Director	One year; director since 2003	Self-employed as a private investor and consultant	−	Jokari/US, Inc.; Smith Abrasives, Inc.
Mr. Ligon has over 30 years experience as a CEO of a private company, demonstrating his leadership ability and business acumen, and has extensive experience supervising principal financial officers, working with auditors for private and public companies, evaluating financial statements and control systems, as well as analyzing acquisitions.  Mr. Ligon has experience serving as Chairman on several public company audit committees. The Company benefits greatly from Mr. Ligon’s extensive business, finance and audit committee oversight experience, as well as his executive leadership and management experience as a chief executive office.  Mr. Ligon holds a Bachelor of Science degree from Auburn University and an MBA from Harvard Business School.

John H. Wilson Age 68	Director	One year; director since 1988	President of U.S. Equity Corporation, a venture capital investment firm	1	Encore Wire Corporation
Mr. Wilson has been President of U.S. Equity Corporation since 1983 and has over 45 years experience as an executive or investor in numerous companies in the banking, insurance, manufacturing, communications, health and transportation industries.  The Company benefits greatly from Mr. Wilson’s diverse industry experience, as well as his experience as both an executive and an investor in numerous companies.  Mr. Wilson has a Bachelor of Business Administration degree from Baylor University.

*The business address of each director is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

Our Nominating/Corporate Governance Committee has determined that Mr. Martin is an “interested person” as defined in the Investment Company Act of 1940 and is not “independent” as defined by the NASDAQ Stock Market Listing Standards.  The Committee has determined that Messrs. Burton, Henderson, Ligon and Wilson are “independent” as defined by the NASDAQ Stock Market Listing Standards and they are not “interested persons” as defined by the Investment Company Act of 1940.

Non-management directors may meet in executive session without the Chief Executive Officer at any time.  There were three executive sessions held by the Board of Directors, two executive sessions held by the Audit Committee and two executive sessions held by the Compensation Committee throughout the fiscal year ended March 31, 2011.  The Directors decide on a case by case basis which one of them will preside over each executive session depending on the subject matter.  The Chairman of each Committee presides over their respective committee executive sessions.

Vote Required

Nominees who receive the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting shall be re-elected as our directors.  Abstentions will have no effect on the election of directors.  If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal your broker may have authority to vote your shares.  You may give each nominee one vote for each share you hold.  The proxy holders intend to vote the shares represented by proxies to elect the five nominees to the board set forth in Proposal One.

Board Recommendation

The board recommends that you vote “FOR” each of the nominees to the Board of Directors set forth in this Proposal One.

BOARD OF DIRECTORS AND COMMITTEES

During our fiscal year ended March 31, 2011, our Board of Directors held 12 meetings and acted by unanimous written consent eight times.  All directors who were serving at the time, with the exception of John Wilson, attended our 2010 annual meeting of shareholders.

Board Leadership and Structure

Mr. Martin currently serves as both our Chief Executive Officer and as the Chairman of the Board of Directors.  As our Chief Executive Officer, Mr. Martin is an “interested person” under Section 2(a)(19) of the 1940 Act.  The Board believes that the Company’s Chief Executive Officer is currently best suited to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic opportunities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings both company-specific and industry-specific experience and expertise.  The Board believes that the combined role of Chairman and Chief Executive Office promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

The Board has determined that Messrs. Burton, Henderson, Ligon and Wilson are “independent” as defined by the NASDAQ Stock Market Director Independence Standards and they are not “interested persons” as defined by the Investment Company Act of 1940.

The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating/Corporate Governance Committees.  Each of these committees has a written charter approved by the Board of Directors.  The current members of the committees are identified in the following table.

Board Committees
Director	Audit	Compensation	Nominating/Corporate Governance
Donald W. Burton		√	√
Graeme W. Henderson	√	√	Chairman
Samuel B. Ligon	Chairman	√	√
John H. Wilson	√	Chairman	√

Committee Member Independence

All of the members of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are “independent” as defined by the NASDAQ Stock Market Listing Standards and the Sarbanes-Oxley Act of 2002 and they are not “interested persons” as defined by the Investment Company Act of 1940.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of (1) our accounting and financial reporting processes and the integrity of our financial statements; (2) our systems of internal accounting and financial controls; (3) the independence, qualification and performance of our independent auditors; and (4) our compliance with ethics policies and legal and regulatory requirements relating to financial statements and reporting. The Audit Committee has the responsibility for selecting our independent registered public accounting firm and pre-approving audit and non-audit services.  Among other things, the Audit Committee prepares a report for inclusion in the annual proxy statement; reviews the Audit Committee Charter and the Audit Committee’s performance; approves the scope of the annual audit; and reviews our corporate policies with respect to financial reporting and valuation of our investments.  The Audit Committee also oversees investigations into complaints concerning financial matters.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.  The Audit Committee members are Messrs. Ligon (Chairman), Henderson and Wilson. In addition, the Board of Directors has determined that Samuel B. Ligon is an Audit Committee Financial Expert as defined by SEC and NASDAQ rules.  The Audit Committee met three times in fiscal 2011.

The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter adopted by the Board of Directors.  A copy of the Amended and Restated Audit Committee Charter is available on our website at
www.capitalsouthwest.com/investors/governance, or available by written request addressed to Tracy L. Morris, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, TX 75230.

Audit Committee Report

The Audit Committee consists of three members of the Company’s Board of Directors.  Each member is an independent director as required by Sarbanes-Oxley and NASDAQ.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the financial statements and the reporting process, including the Company’s system of internal control.  In fulfilling our oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of the valuation of restricted securities and other significant judgments; and the clarity of disclosures in the financial statements.  The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or accounting principles generally accepted in the United States (“GAAP”).  The Audit Committee relies, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.

The Audit Committee reviewed with Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  The Audit Committee also discussed with Grant Thornton LLP those matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90, each as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, including information regarding the scope and results of the audit.  In addition, the Audit Committee discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures and letter we received from them as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for their audit and also met with them, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2011 with management and Grant Thornton LLP and also discussed with management and Grant Thornton the process used to support certifications by our chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.  In addition, the Audit Committee reviewed and discussed the Company’s progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

Based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2011 for filing with the SEC.  The Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012, and has presented the selection to the shareholders for ratification.

Audit Committee Samuel B. Ligon, Chairman Graeme W. Henderson John H. Wilson

Nominating/Corporate Governance Committee

During the fiscal year ended March 31, 2011, the Nominating/Corporate Governance Committee (the “Governance Committee”) met one time.  The primary objectives of the Governance Committee are to assist the Board of Directors by (1) identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board in our Corporate Governance guidelines and recommending to the Board a slate of director nominees for each annual meeting of our shareholders; (2) ensuring that our Audit, Compensation and Nominating/Corporate Governance Committees shall have the benefit of qualified and experienced “independent” directors; and (3) ensuring the Company complies with its Code of Conduct and Ethics.  The Governance Committee has the responsibility to (1) establish criteria for selection of potential directors, taking into consideration an established set of desired attributes; (2) review the qualifications, performance and independence of board members pursuant to criteria and procedures established by the Governance Committee and make recommendations whether each director should stand for re-election when his or her term expires; (3) review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skill and expertise desired for the Board as a whole and contains at least the minimum number of “independent” directors required by NASDAQ and/or any other regulatory requirements; (4) identify individuals who satisfy the criteria for selection to the board and make recommendations on new candidates for board membership; (5) consider and evaluate shareholder nominees; (6) establish criteria for membership on the Board committees and, in consultation with the Chairman of the Board, make recommendations to the Board for appointments to and removal from committees; (7) make verbal reports to the Board after each meeting of the Governance Committee; (8) review and re-examine the Governance Committee Charter periodically and make recommendations to the Board with respect to any proposed changes; (9) review annually its own performance against the responsibilities outlined in its charter and as otherwise established by the Board; (10) obtain advice, reports or opinions from internal and external counsel, search firms and other expert advisors, as needed; (11) review, at least annually, the Insider Trading Compliance Policies and Procedures and related policies adopted by the Board to assure that it is appropriate for us and complies with the requirements of NASDAQ and/or any other regulatory requirements, recommend to the board any desirable changes to the Code of Conduct and Ethics, consider any other corporate governance issues that arise from time to time and develop appropriate recommendations for the Board related to any such issues; (12) oversee and establish appropriate procedures for the annual evaluation of the Board and management; (13) develop and recommend to the Board a set of Corporate Governance Guidelines applicable to us, review them annually, and if appropriate, recommend changes to the Corporate Governance Guidelines to the Board.  The Governance Committee will consider director nominations made by shareholders, who should send nominations to our corporate secretary, Tracy L. Morris at our principal executive office.  Shareholder nominations proposed for consideration by the Governance Committee must include the nominee’s name and qualifications for board membership.  See “Shareholder Proposals” on page 37.  The Nominating/Corporate Governance Committee members are Messrs. Henderson (Chairman), Burton, Ligon and Wilson.

The Governance Committee seeks to identify, and the Board of Directors selects, director candidates who (1) have significant experience that is relevant and beneficial to the Board of Directors and the Company; (2) are willing and able to make sufficient time commitments to our affairs in order to perform their duties as directors, including regular attendance of board and committee meetings; (3) have a record of character and integrity; and (4) represent the interests of our shareholders.  The evaluation process for nominees is the same regardless of the source of the recommendation.

The duties and responsibilities of the Governance Committee are set forth in the Nominating/Corporate Governance Committee Charter, which the Board of Directors adopted on January 19, 2009.  A copy of the Nominating/Corporate Governance Committee Charter is available on our website at www.capitalsouthwest.com/investors/governance or available by written request addressed to Tracy L. Morris, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, TX 75230.

Risk Oversight

The Board has an active role in overseeing management of the Company’s risk.  The Board regularly reviews information regarding the Company’s operational, financial, legal and regulatory, strategic and reputational risks which is usually conveyed to the Board by the senior management of the Company.  Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board discusses risk throughout the year during its meetings in relation to specific proposed actions.

The Board delegates certain risk management oversight to the Board committees.  The Audit Committee oversees risk related to the Company’s accounting, auditing, reporting, financial practices (including the integrity of the Company’s financial statements), administration and financial controls and compliance with legal and regulatory requirements.  The Compensation Committee oversees risks relating to the Company’s compensation, incentive compensation, and equity-based compensation plans.  The Governance Committee oversees risks relating to the composition and organization of the Board.  While the Board oversees the Company’s overall risk management, management is responsible for the day-to-day risk management process.  The Board believes this division of responsibilities is the most effect approach for addressing the risks facing the Company.

10b5-1 Plans

We have established a policy permitting our officers to enter into trading plans to sell shares of our common stock in accordance with Rule 10b5-1 under the 1934 Act.  The policy allows our participating officers to adopt a pre-arranged stock trading plan to sell pre-determined amounts of our common stock over a period of time.  This policy was established in recognition of the liquidity and diversification objectives of our officers, including enabling our officers to sell certain shares of our common stock (shares they acquire upon exercise of options, to pay for the exercise of options, to provide for taxes triggered by the exercise of options and to generate cash from the exercise of options).

Compensation Committee

The Compensation Committee (1) discharges the Board’s responsibilities to establish the compensation of our executives, recommending to the Board any proposed changes in the basic elements of our compensation programs and any proposed stock option grants; (2) makes an annual report on executive compensation for inclusion in our annual proxy statement; (3) reviews and discusses with management and recommends to the Board the Company’s Compensation Discussion and Analysis for inclusion in each year’s proxy statement; and (4) provides oversight for our compensation structure, including our equity compensation plans and benefits programs.  Other specific duties and responsibilities of the Compensation Committee include reviewing and approving objectives relative to executive officers’ compensation; approving and amending our incentive compensation and stock option programs (subject to shareholder approval if required); and annually evaluating the Committee’s performance and its charter. The Compensation Committee members are Messrs. Wilson (Chairman), Burton, Henderson and Ligon.  The Compensation Committee has determined that all of the committee members are “independent” as defined by the NASDAQ Stock Market Listing Standards and they are not “interested persons” as defined by the Investment Company Act of 1940.  During the fiscal year ended March 31, 2011, the Compensation Committee met five times.

Annually, the Compensation Committee (1) reviews the objectives and structure of the Company’s plans for executive compensation, incentive compensation, equity-based compensation and its general compensation plans and employee benefit plans (including retirement plans); (2) evaluates the performance of the chief executive officer in light of the objectives of the Company’s executive compensation plans, and determines his compensation level based on this evaluation; and (3) in conjunction with the Company’s chief executive officer, reviews and determines the compensation of all other executive and key employees, in light of the goals and objectives of the Company’s executive compensation plans.  Periodically, as the Compensation Committee deems necessary or desirable, and pursuant to the applicable equity-based compensation plan, the Compensation Committee will recommend that the Board grant stock options to officers or employees of the Company for such number of shares of common stock as the Compensation Committee shall deem to be in the best interest of the Company.

The duties and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, which the Board of Directors adopted on March 29, 2007.  A copy of the Compensation Committee Charter is available via the Internet on our website at
www.capitalsouthwest.com/investors/governance or available by written request addressed to Tracy L. Morris, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, TX 75230.

Officers
Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Officers	Other Directorships Held by Officers
Interested Persons
Gary L. Martin Age 64	See PROPOSAL ONE: ELECTION OF DIRECTORS
William M. Ashbaugh Age 56	Senior Vice President; Vice President	One year; Senior Vice President since 2005	Senior Vice President since 2005; Vice President from 2001 - 2005	5	iMemories, Inc.; PHI Health, Inc.
Marquez D. Bela Age 36	Vice President	One year; Vice President since 2010	Vice President since 2010	4	Discovery Alliance, LLC; Media Recovery, Inc.; The RectorSeal Corporation; The Whitmore Manufacturing Company
Tracy L. Morris Age 45	Chief Financial Officer; Treasurer; Secretary; Chief Compliance Officer; Controller	One year; Chief Financial Officer since 2008; Treasurer since 2008; Secretary and Chief Compliance Officer since 2009	Secretary and Chief Compliance Officer since 2009; Chief Financial Officer since 2008; Treasurer since 2008; Controller from 2007 - 2008	2	Cinatra Clean Technologies, Inc.; Humac Company

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Officers	Other Directorships Held by Officers
Glenn M. Neblett Age 40	Vice President	One year; Vice President since 2010	Vice President since 2010	5	Balco, Inc.; Heelys, Inc.; KBI Biopharma, Inc.; PalletOne, Inc.; Trax Holdings, Inc.
Jeffrey G. Peterson Age 37	Vice President; Secretary; Chief Compliance Officer; Investment Associate	One year; Secretary and Chief Compliance Officer 2007-2009; Vice President since 2005	Vice President since 2005; Secretary and Chief Compliance Officer 2007-2009; Investment Associate from 2001 - 2005	−	The RectorSeal Corporation; The Whitmore Manufacturing Company
Ray D. Schwertner Age 62	Vice President	One year; Vice President since 2009	Vice President since 2009	5	Boxx Technologies, Inc.; CapStar Holdings Corporation; Via Holdings, Inc.; Wellogix, Inc.
William R. Thomas III Age 40	Vice President; Assistant Vice President; Investment Associate	One year; Vice President since 2010; Assistant Vice President 2008 – 2010	Vice President since 2010; Assistant Vice President from 2008 - 2010; Investment Associate from 2006 - 2008	11	All Components, Inc.; Discovery Alliance, LLC; Encore Wire, Inc.; Extreme International, Inc.

*The business address of each officer is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, provides information relating to the fiscal year 2011 compensation of our President and Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers during the year ended March 31, 2011.  Those five individuals are referred to in this CD&A as the Named Executive Officers (“NEOs”).  Annually, the Committee reviews compensation summaries from the most current Comp & Carry Private Equity & Venture Capital Compensation Survey (formerly known as VCComp Compensation Survey), which serves as a good source of compensation information for the private equity industry.  Comp & Carry was formed by a group of private equity professionals to address the lack of benchmark data in the industry.  The survey shows the result of data gathered from over 200 private equity firms, and reports average salaries, bonuses and carried interests by industry titles/comparable positions.  For our purposes, the Compensation Committee has determined that both the Comp & Carry Compensation Survey Median and Comp & Carry Compensation Survey 25th Percentile were most relevant due to type and size of firms in that category.  In addition, management prepares, for the Compensation Committee, a compensation analysis from seven internally managed, publically traded business development companies (“BDCs” or “BDC Peer Group”).  Comparable BDC’s include Mainstreet Capital (MAIN), Harris & Harris (TINY), Triangle Capital Corp. (TCAP), Hercules Tech GC (HTGC), Kohlberg Capital Corp (KCAP), MCG Capital (MCGC) and Medallion Capital (TAXI).  In all categories, our executive compensation is below the average reported in the survey and the BDC Peer Group; however, we believe the annual raises and year-end bonus are sufficient to help us attract, retain and motivate competent executive officers.

Compensation Objectives

The objectives of our compensation programs are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the success of our investment management activities. The individual judgments made by the Compensation Committee are subjective and, except with respect to our Chief Executive Officer’s compensation which our committee sets, are based largely on the recommendations of the Chief Executive Officer and the Committee’s perception of each executive’s contribution to both the Company’s past performance and its long-term growth potential.  The Committee attempts to insure that the total compensation paid to each executive officer is fair, reasonable, competitive and motivational.

The principal elements of compensation for executive officers are base salary, discretionary bonus awards, stock options granted under the stock option plan, contributions to the Employee Stock Ownership Plan (“ESOP”) and funding of a defined benefit retirement plan.

The principal elements of compensation for non-executive employees are base salary and discretionary bonus awards.  In light of the relatively insignificant amount of the bonuses, the Compensation Committee has determined that these compensation policies and practices are not reasonably likely to have a material adverse effect on our financial results.  Total non-executive employee compensation was $389,776 or 8.0% of total compensation for the year ended March 31, 2011.  Non-executive employee bonuses represented 20.0% of the non-executive employee compensation, with the highest bonus amounts paid to two non-executive employees being $30,000 each.  These individuals contributed greatly to the Lifemark Group divestiture transaction, restructuring transaction and other special projects during the year.

Determination of Compensation

Roles and Responsibilities - Compensation Committee

The Compensation Committee (the “Committee”) determines the compensation for our CEO, and based upon the recommendation of our CEO, the Committee determines the compensation for each of the other Named Executive Officers.  The Compensation Committee’s responsibilities include:

•
To review at least annually the goals and objectives and the structure of the Company's plans for executive compensation, incentive compensation, equity-based compensation, and general compensation plans and employee benefit plans (including retirement plans), and to recommend to the Board any new plans or any changes in the objectives and structure of such plans as the Committee deems necessary or desirable.

•
To evaluate annually the performance of the President and CEO and to determine his compensation level based on this evaluation. In determining the incentive components of his compensation, the Committee considers those factors it deems relevant, including the Company's performance, and his contribution to that performance. The President and CEO is not present during voting or deliberations pertaining to the Committee's determination of his compensation.

•
To annually review and determine the compensation level of all other executive officers of the Company, in light of the goals and objectives of our executive compensation plans and the President and CEO’s recommendations.

•
In consultation with the President and CEO, to oversee the annual evaluation of management of the Company, including the other executive officers and key employees of the Company. The Committee strongly considers the President and CEO’s recommendations regarding the compensation of management, including the other executive offices and key employees.

•
Periodically, as the Committee deems necessary or desirable and pursuant to the applicable equity-based compensation plan, to grant equity-based compensation awards to any officer or employee of the Company for such number of shares of common stock as the Committee, in its sole discretion, shall deem to be in the best interest of the Company.

•
To perform such duties and responsibilities as the Board may assign to the Committee regarding the terms of any compensation plans and to review and approve the amount and terms of all individual stock options that the Committee grants.

•	To grant all equity-based compensation as permitted under current plans, including prior approval of those plans that are subject to shareholder approval under the listing standards of NASDAQ.

The Compensation Committee met five times in fiscal 2011.  The committee met outside of the presence of management to discuss compensation decisions and matters relating to the design of compensation programs two times during fiscal 2011.

Roles and Responsibilities - Executive Officers

Gary L. Martin, our President and CEO, makes recommendations on base salaries, bonuses and stock option grants to the Compensation Committee based on the compensation objectives set by the Compensation Committee as well as current business conditions.  More specifically, Mr. Martin reviews competitive market data provided in the aforementioned Comp & Carry Compensation Survey and BDC Peer Group and recommends salary increases to the Compensation Committee for all officers and key employees.  The Comp & Carry Compensation Survey Median and 25th Percentile and BDC Peer Group were considered when fully evaluating the responsibilities and accountabilities of the NEOs to determine both salary and cash bonus recommendations. Each case is considered for the review, discussion and approval of the Compensation Committee.  The following table summarizes the combined salary and bonus amounts for a Chief Executive Officer, Chief Financial Officer, Senior Vice President and Vice President based on each data source:

	C&C Median	C&C 25th Percentile	BDC Peer Group
Chief Executive Officer	$1,279,000	$1,550,000	$653,000
Chief Financial Officer	$452,000	$500,000	$366,000
Senior Vice President	$921,000	$925,000	$541,000
Vice President	$452,000	$500,000	$366,000

In July 2010, recommended salary increases were based on the Lifemark Group disposition and other investment disposition activities that were completed in fiscal 2011; restructuring activities at several of the portfolio companies; portfolio company acquisition activities and improved operating efficiencies that were the result of the executive team’s collective efforts.  The Compensation Committee then exercises its discretion in modifying any recommended salaries, bonuses or stock options.  The Compensation Committee approves, for submission to the Board, recommendations regarding stock option grants for all of our officers and employees.  Mr. Martin may attend the meetings of the Compensation Committee at the request of the Compensation Committee Chairman, but does not attend executive sessions and does not participate in any compensation committee discussions relating to the final determination of his own compensation.

Base Salaries

Base salaries were determined by the Compensation Committee in July 2010 for each of the executive officers on an individual basis, taking into consideration individual contributions to overall company performance, length of tenure, compensation levels for comparable positions and internal equities among similar positions within the Company.  We place more emphasis on those compensation elements which are linked to long-term results.  In July 2010, the Committee set the base salary of our President and CEO, Gary L. Martin, at $415,000 per annum and our CFO, Tracy L. Morris, at $165,000.  Salaries of other NEOs are shown in the Summary Compensation Table.  The base salaries of our other NEOs are deemed appropriate in relation to the salary levels for comparable positions reported in the aforementioned Comp & Carry Compensation Survey as compared to the Comp & Carry Compensation Survey Median and 25th Percentile categories.

Bonus Awards

In addition to base salaries, certain executive officers received cash bonus awards in March 2011, the amounts of which were determined by the Committee solely on a discretionary basis.  The amounts of bonuses to NEOs were influenced by a number of factors, including the extent and duration of the Company’s growth, the individual’s contribution to achieving overall company growth over both long-term and short-term time horizons and the individual’s performance during the year.  March 2011 year-end bonuses were based on the Comp & Carry Compensation Survey Median and the Comp & Carry Compensation Survey 25th Percentile bonus data, along with company divestiture activities performed by the NEOs and totaled $1,233,500, of which $550,000 was bonused directly to Gary L. Martin, our President and CEO and $100,000 was bonused directly to Tracy L. Morris, our CFO.  The bonuses of our other NEOs are deemed appropriate in relation to their performance and the data on comparable positions reported in the aforementioned Comp & Carry Compensation Survey as compared to the Median and 25th Percentile categories, as well as the BDC Peer Group.

Stock Options

Our Stock Option Plan enables the Company to provide the following to its executives:  (1) incentive compensation commensurate with the creation of shareholder value; (2) opportunities for increased stock ownership by executives; and (3) competitive levels of total compensation over a long term.

Options are granted with an exercise price at the NASDAQ Stock Market’s closing price of the Company’s stock on the date of grant and thus will have no ultimate value unless the value of the stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options which are priced on a date other than the grant date.  The Committee believes stock options provide a significant incentive for the option holders to enhance the value of our common stock by continually improving the Company’s performance and investment results.

Options granted are generally exercisable on or after the first anniversary of the date of grant in 5 to 10 annual installments and have a term of 10 years.  Upon termination or retirement, option holders have 30 days to exercise vested options to purchase shares except in the case of death or disability (subject to a 6-month limitation).  Prior to the exercise of options, holders have no rights as shareholders with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.  The Board does retain the right to make option holders whole in certain situations, e.g. liquidating dividend or distributions.

From time to time, the Committee has recommended and the Board of Directors has granted qualified and non-qualified stock options to executive officers and investment associates whereby the number of options awarded to its executive officers and investment associates is at the sole discretion of the Compensation Committee and the Board, and is not based on set criteria.  On July 19, 2010 incentive stock options to purchase 10,000 shares and 5,000 shares with an exercise price of $88.20 per share were granted to Glenn M. Neblett and Marquez D. Bela, respectively.

Employee Stock Ownership Plan

We maintain an Employee Stock Ownership Plan for our employees as part of the ESOP of one of our wholly-owned portfolio companies in which our NEOs participate. Employees, who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP.  Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code.  Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of our common stock.  A participant’s interest in contributions to the ESOP fully vests after three years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason.  Thus, the ESOP rewards long-term employees, aligning their interests with those of our long-term shareholders.  See note (3) to the table under “Stock Ownership of Certain Beneficial Owners” For amounts contributed to the ESOP accounts of each executive officer.

Historically the ESOP has provided a significant equity incentive to which our Committee would authorize a contribution equivalent to 10% of each participating employee’s covered compensation for the fiscal year, subject to limits imposed by Internal Revenue Code Section 410(b) coverage testing requirements.  For no less than the last 10 years, the ESOP contribution has been set at 10%, which the Board and Committee have determined to be appropriate to motivate and retain employees. In order to meet the IRS diversification testing rules, we calculate our contributions as part of each of our wholly-owned portfolio companies ESOP percentages and we match our contribution percentage to the highest wholly-owned portfolio company’s percentage.  To the extent their percentages fall below our 10% contribution amount, our employees are granted an ESOP contribution at the wholly-owned portfolio company level, and a cash payment for the difference.  Based on earnings results for each of the wholly-owned portfolio companies in which our NEOs participate, a 10% ESOP contribution was made for the year ended March 31, 2011.  The amount of such contributions was $147,212.

From time to time, the Committee will authorize an additional cash amount paid to participating employees equivalent to 10% of each participating employee’s covered compensation for the fiscal year, subject to limits imposed by Internal Revenue Code Section 410(b) coverage testing requirements.  Because a 10% ESOP contribution was made, no cash amount in lieu of ESOP contribution was paid for the fiscal year ended March 31, 2011.

Retirement Plans

We maintain a qualified defined benefit, non-contributory retirement plan for our employees and employees of certain of our wholly-owned portfolio companies (“Participants”).  All officers now participate in this retirement plan.  We also maintain a Restoration Plan that provides benefits to the Participants in the qualified plan as are necessary to fulfill the intent of our retirement plan without regard to the limitations imposed by the Internal Revenue Code of 1986.  The Restoration Plan is unfunded and non-qualified.

The retirement benefits payable to our NEOs depend on the Participant’s years of service under our plan and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement.  For pension calculation purposes, earnings include salaries and cash bonuses (excluding all other compensation) reported in the Summary Compensation Table.  The change in present value of the accumulated benefits was $483,507 for our President and CEO, Gary L. Martin, and $12,053 for our CFO, Tracy L. Morris.  For a more detailed explanation of our pension plans, and the present value of the accumulated benefits of our named executive officers, see "Pension Benefits” table on page 26.

We and the Committee believe that the retirement plans described above are an important parts of our compensation program.  These plans assist us in retaining our executive officers because their retirement benefits increase for each year of employment.

Accounting for Stock-Based Compensation

Generally, the Committee is made aware of the tax and accounting treatments of various compensation alternatives.  FASB Statement 123(R) “Share-Based Payment” (“SFAS 123(R)”) requires us to record the fair value of equity awards on the date of grant as a component of equity.  We account for stock option grants in accordance with the provisions of SFAS 123(R), which requires that we determine the fair value of all share-based payment to employees, including the fair value of grants of employee stock options, and record these amounts as an expense in the Statement of Operations over the vesting period with a corresponding increase to our additional paid-in capital.  The increase to our operating expense is offset by the increase to our additional paid-in capital, resulting in no impact to our net asset value.  Thus, the granting of options is expected to have no net impact on our net asset value.  If and when the options are exercised, the net asset value per share will decrease if the net asset value at the time of exercise is higher than the exercise price, and increased if the net asset value per share at the time of exercise is lower than the exercise price.  As a result, although we consider the accounting treatment of granting options, we do not consider the accounting treatment to be a dominant factor in the form and/or design of awards.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation.  Our general policy, where consistent with business objectives, is to preserve the deductibility of executive officer compensation.  The Committee may authorize forms of compensation that might not be deductible if the Committee deems such to be in the best interests of Capital Southwest Corporation and its shareholders.  The Company had no nondeductible compensation paid to executive officers for the fiscal year ended March 31, 2011.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors has reviewed and discussed with management the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and, by reference, its annual report on Form 10-K.

The foregoing report is provided by the following directors who constitute the Compensation Committee.

Compensation Committee John H. Wilson, Chairman Donald W. Burton Graeme W. Henderson Samuel B. Ligon

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Certain Relationships and Related Party Transactions

Our President and CEO is responsible for reviewing and approving all material transactions with any related party.  If there is a related party transaction involving Mr. Martin, the entire board will review and approve the transaction.  Related parties include any of our directors or executive officers, certain of our shareholders and their immediate family members.

To identify related party transactions, each year, in addition to the ongoing reporting obligations of our related parties, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest.  We review related party transactions due to the potential for a conflict of interest.  A conflict of interest occurs when an individual’s private interest interferes with the interests of the Company as a whole.  Our Code of Conduct and Ethics, which is signed by all employees and directors on an annual basis, requires all directors, officers and employees who have a conflict of interest to immediately notify our President or Secretary.  If there were any actions or relationships that might give rise to a conflict of interest, such actions or relationships would be reviewed and pre-approved by the Board of Directors.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests.  Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner.  A copy of our Code of Conduct and Ethics will be mailed to shareholders without charge upon request to Tracy L. Morris at 12900 Preston Road, Suite 700, Dallas, TX 75230.  Additionally, a copy is available via the Internet at our website (www.capitalsouthwest.com/investors).

There were no related party transactions for the fiscal year ended March 31, 2011.

The tables on the following pages provide information about compensation for our senior executive team which includes the required disclosures about our NEOs.

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation for the three-year period ended March 31, 2011.

Name	Fiscal Year	Salary	Bonus	Option Awards (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Gary L. Martin President and Chief Executive Officer	2011 2010 2009	$405,000 362,500 306,250	$567,291 390,625 263,542	473,852 366,609 283,086	$483,507 462,576 271,850	$24,500 24,500 23,000	$1,954,150 1,606,810 1,147,728

Tracy L. Morris Chief Financial Officer, Secretary, Treasurer, and Chief Compliance Officer	2011 2010 2009	161,250 146,250 131,875	106,875 76,250 45,625	52,704 40,026 19,372	12,053 11,042 8,583	24,500 22,250 17,750	357,382 295,818 223,205

William M. Ashbaugh Senior Vice President	2011 2010 2009	271,250 256,250 241,250	151,458 150,833 110,208	163,522 120,995 97,626	59,108 64,838 34,490	24,500 24,500 23,000	669,838 617,416 506,574

Ray D. Schwertner Vice President	2011 2010 2009	176,250 55,000 −	107,500 40,000 −	32,564 2,714 −	108,333 114,360 −	24,500 9,500 −	449,147 221,574 −

William R. Thomas III Vice President	2011 2010 2009	143,750 140,781 128,828	130,625 81,667 55,729	86,244 73,566 52,912	7,287 7,401 4,105	24,500 22,245 18,456	392,406 325,660 260,030
__________
(1)
The amounts represent the portion of the grant which was expensed in that year pursuant to ASC 718 – Compensation-Stock Compensation.  The grant date value, determined in accordance with ASC 718, for the fiscal 2010 and 2011 grants are reflected in the Grants of Plan-Based Awards table below.  See Note 6 of the consolidated financial statements in the Company’s Annual Report for the year ended March 31, 2011 regarding assumptions underlying valuation of equity awards.

(2)
Amounts shown reflect the aggregate change during the year in actuarial present value of accumulated benefit under all pension plans (including restoration plan).  See Note 8 of the consolidated financial statements in the Company’s Annual Report for the year ended March 31, 2011 regarding assumptions used in determining the amounts.

(3)	Includes amounts contributed to the ESOP accounts of each executive officer.

GRANTS OF PLAN-BASED AWARDS

The following table includes information concerning stock option grants during the fiscal year ended March 31, 2011.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Closing Price on Grant Date	Grant Date Fair Value of
Name	Grant Date	Threshold	Target	Maximum	Options (#)	($/Sh)	($/Sh)	Option (1)
Marquez D. Bela	7/19/2010	−	−	−	5,000	$88.20	$88.20	$149,890
Glenn M. Neblett	7/19/2010	−	−	−	10,000	$88.20	$88.20	$285,780
___________
(1)
Grant date fair value is determined in accordance with ASC 718.  This grant date fair value is expensed over the vesting period of the award under ASC 718, and is reflected in the Summary Compensation Table in the year it is expensed.  See Note 6 of the Consolidated Financial Statements in the Company’s annual report for the year ended March 31, 2011 regarding assumptions underlying valuation of equity awards.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the outstanding equity awards held by each of the NEOs as of March 31, 2011.

Option Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Gary L. Martin	15,000 7,000 3,750 2,000	10,000 10,500 15,000 8,000	$152.98 129.46 76.74 95.79	7/16/2017 7/30/2018 10/19/2019 3/22/2020

William M. Ashbaugh	1,500 6,000 2,000 1,000 1,000	− 9,000 3,000 4,000 4,000	$65.70 93.49 118.70 76.74 95.79	8/27/2011 5/15/2016 7/21/2018 10/19/2019 3/22/2020

Tracy L. Morris	2,000 1,000	3,000 4,000	$118.70 76.74	7/21/2018 10/19/2019

Ray D. Schwertner	1,000	4,000	$95.79	3/22/2020

William R. Thomas III	5,075 2,000 1,000	2,425 3,000 4,000	$98.44 118.70 76.74	7/17/2016 7/21/2018 10/19/2019

OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the options exercised by the NEOs during the fiscal year ended March 31, 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)
William M. Ashbaugh	6,000	231,810
_____________
(1)	The value realized on exercise was the number of shares exercised times the difference between our closing stock price on the exercise date and the exercise price of the options.

PENSION BENEFITS

The following table sets forth information about the pension benefits attributable to the NEOs as of March 31, 2011, and any pension benefit payments to them during the year ended March 31, 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of 3/31/11 ($)	Payments During Last Fiscal Year ($)
Gary L. Martin	Retirement Plan Restoration Plan	38.333 38.333	1,469,296 1,065,459	− −

William M. Ashbaugh	Retirement Plan Restoration Plan	9.583 9.583	218,147 68,603	− −

Tracy L. Morris	Retirement Plan	3.500	31,678	−

William R. Thomas III	Retirement Plan	4.667	22,695	−

Ray D. Schwertner	Retirement Plan	20.500	511,175	−

The retirement plan for employees of our company and our affiliates is a non-contributory defined benefit pension plan providing annual retirement benefits to eligible employees.  It is assumed that retirement occurs at age 65 and that benefits are payable only during the employee’s lifetime.  The amount of the monthly retirement benefit payable beginning at age 65 is equal to 1.2% of final average monthly compensation in the five successive calendar years out of the last ten completed calendar years that gives the highest average multiplied by years of credited service (not in excess of 40 years), plus 0.65% of that portion of the final average monthly compensation which exceeds social security benefits in effect on the date of retirement times credited service (not in excess of 40 years).

Benefits provided under the retirement plan are based on compensation up to a maximum annual limit under the Internal Revenue Code (which was $245,000 in 2010).  In addition, benefits provided under the retirement plan may not exceed a benefit annual limit under the Internal Revenue Code (which was $195,000 payable as a single life annuity beginning at normal retirement age in 2010).  Benefits under the restoration plan provide the difference when the benefit is computed without plan limitations.

The assumptions used to develop the actuarial present value of the accumulated benefit obligation to each NEO was determined in accordance with ACS 715, “Compensation-Retirement Benefits,” as of the pension plan measurement date utilized in our audited financial statements for the year ended March 31, 2011.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Gary L. Martin, Ms. Tracy L. Morris, Mr. Ray D. Schwertner  and Mr. William R. Thomas III have not entered into severance or change in control arrangements with us.

We have, however, entered into Severance Pay Agreements with Messrs. William M. Ashbaugh and Jeffrey G. Peterson.  The agreements provide severance benefits for an officer whose employment is involuntarily terminated without cause or who resigns following a salary reduction or a significant reduction in job responsibilities subsequent to a “change in control” of the Company.  A change in control is deemed to occur if (1) the Company becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of its assets are sold to or acquired by another person, corporation or group of associated persons acting in concert; (2) the Company becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of the assets or more than 50% of the outstanding voting stock of the Company are sold to or acquired by another person, corporation or group of associated persons acting in concert; (3) a person who has not owned 10% or more of the common stock for 10 years acquires 25% or more of the outstanding common stock; or (4) there is a change of a majority of the directors of the Company and such new directors have not been approved by the incumbent directors.

The Severance Pay Agreements provide, subject to the limitations set forth below, that an officer would be entitled to an amount equal to the sum of his annual base salary plus, if such officer has completed more than five years of service, an additional amount equal to his monthly base salary for each year of completed service in excess of five years.  Such officers could receive a lump-sum payment in an amount not exceeding the lesser of (1) two times his annual compensation, or (2) 24 times his monthly base salary at the date of termination.

SEVERANCE AND CHANGE IN CONTROL COMPENSATION TABLE

The following table quantifies compensation that would be payable under severance and change in control agreements and other arrangements if the named executive’s employment had been terminated on March 31, 2011, based on our closing stock price on that date, where applicable.  Due to the factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Name	Salary (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Value of Unvested Option Awards (2)	Total
William M. Ashbaugh Senior Vice President	$366,667	$59,108	$366,120	$791,895

Jeffrey G. Peterson Vice President (3)	262,500	18,939	366,120	647,559
_______________
(1)
Amount equal to annual base salary plus an additional amount equal to the monthly base salary multiplied by the number of whole 12-month periods of service in excess of five years completed during his total period of service, whether or not continuous, with us as of the change in control.  As of March 31, 2011, both officers were employed by us for 9 years.

(2)	The value of the unvested option awards is based on our March 31, 2011 closing stock price of $91.53 per share.
(3)
While Jeffrey G. Peterson continues to be an officer of Capital Southwest Corporation, he is also employed by The Whitmore Manufacturing Company as their CEO.  The salary information provided is paid by The Whitmore Manufacturing Company.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED MARCH 31, 2011

The following table sets forth the compensation paid by us to our directors for the fiscal year ended March 31, 2011.  During the fiscal year ended March 31, 2011, we did not grant any stock option awards or pay or accrue any pension or retirement benefits for our non-employee directors.

Name	Fees Earned or Paid in Cash	Total
Donald W. Burton	$48,000	$48,000
Graeme W. Henderson	48,000	48,000
Samuel B. Ligon	48,000	48,000
John H. Wilson	43,000	43,000

In addition to reimbursement of travel expenses for attendance at board meetings, a director who is not our employee receives an annual fee of $32,000 for service as a director.  In addition, non-employee directors receive $5,000 for each board meeting attended (excluding telephone meetings), limited to a total of $20,000 per year, and receive no fees for attending committee meetings.  We pay no fees for telephone meetings of the Board or its committees.  For fiscal years ending after March 31, 2011, this compensation structure places a maximum of $52,000 on fees payable to each non-employee director.

ADDITIONAL COMPENSATION INFORMATION

The following table sets forth additional compensation information for the fiscal year ended March 31, 2011 for each of the five highest-paid executive officers whose compensation exceeded $60,000 and for all other directors (Donald W. Burton, Graeme W. Henderson, Samuel B. Ligon and John H. Wilson), who are not our employees.

Name and Principal Position	Aggregate Compensation	Pension or Retirement Benefits Accrued as Part of Expenses	Estimated Annual Retirement
Gary L. Martin President and Chairman	$1,954,150 (1)	(3)	(4)
Tracy L. Morris Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer	357,382 (1)	(3)	(4)
William M. Ashbaugh Senior Vice President	669,838 (1)	(3)	(4)
Ray D. Schwertner Vice President	449,147 (1)	(3)	(4)
William R. Thomas III Vice President	392,406 (1)	(3)	(4)
Donald W. Burton Director	48,000 (2)	None	None
Graeme W. Henderson Director	48,000 (2)	None	None
Samuel B. Ligon Director	48,000 (2)	None	None
John H. Wilson Director	43,000 (2)	None	None

_____________
(1)
See “Outstanding Equity Awards at Fiscal Year-End” and “Option Exercises and Stock Vested” for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 2011.  See “Retirement Plans” for information on our Retirement Plan and Retirement Restoration Plan.  See “Employee Stock Ownership Plan” for a description of our ESOP and “Summary Compensation Table” for amounts accrued and contributed to each officer’s ESOP account.

(2)
Directors who are not our employees are compensated as described under “Director Compensation for the Fiscal Year Ended March 31, 2011” and are not participants in our retirement plan, stock option plan or ESOP.

(3)
As described in Note 8 to our Consolidated Financial Statements, our retirement plan was overfunded and therefore generated a benefit for the year ended March 31, 2011.  After deducting the expense of the unfunded retirement restoration plan, our net benefit attributable to both plans was $291,312 for the year ended March 31, 2011.  Our net benefit is not allocated to individual plan participants.

(4)
Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service.  See “Pension Benefits” which includes a description of the retirement benefits.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee, in accordance with its charter, has appointed the firm of Grant Thornton LLP as the independent registered accounting firm to audit our financial statements for the fiscal year ending March 31, 2012.  We are asking the shareholders to ratify the appointment of Grant Thornton LLP as our independent registered accounting firm for the fiscal year ending March 31, 2012.  In order to ratify the appointment of Grant Thornton LLP as our independent registered accounting firm for the year ending March 31, 2012, the proposal must receive the favorable vote of a majority of the shares represented in person or by proxy at the annual meeting.  If shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider the appointment.

A representative of Grant Thornton LLP will be present at the annual meeting to make a statement regarding our financial statements for the fiscal year ended March 31, 2011 and to respond to appropriate questions you may have.

Audit and Other Fees

The following table sets forth fees for services rendered by Grant Thornton LLP for the fiscal years ended March 31, 2011 and March 31, 2010.

	2011	2010
Audit Fees (1)	$137,550	$137,550
Tax Fees (2)	44,635	16,800
All Other Fees	−	−
Total Fees	$182,185	$15,350
_______________
(1)
Represents fees paid for professional services provided in connection with the audit of our annual financial statements, internal controls and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with our statutory and regulatory filings.

(2)	Represents fees for services provided in connection with tax compliance, tax advice and tax planning.

The Audit Committee has determined that the provision of non-audit services by Grant Thornton LLP is compatible with maintaining Grant Thornton’s independence.  At its regularly scheduled and special meetings, the Audit Committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants, Grant Thornton LLP.  In accordance with its charter, the Audit Committee approves in advance all audit and tax services to be provided by Grant Thornton LLP.  During the fiscal year 2011, all services were pre-approved by the Audit Committee in accordance with this policy.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered accounting for fiscal 2012.

COMMUNICATION WITH DIRECTORS

Shareholders who wish to send communications to our non-employee directors should address such communications to John H. Wilson, independent director, at 1000 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX  75240.

Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to John H. Wilson, independent director and Audit Committee member, at 1000 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX  75240.  Written complaints may be submitted anonymously.

PROPOSAL THREE: APPROVAL OF 2010 RESTRICTED STOCK AWARD PLAN

Our Board of Directors adopted, subject to shareholder approval, the Capital Southwest Corporation 2010 Restricted Stock Award Plan (the “Plan”).  The Investment Company Act of 1940 (the “1940 Act”) requires that the proposed plan be authorized and adopted by our shareholders and that any options granted under the plan must be approved by a majority of our directors who have no financial interest in the Plan and by a majority of such directors who are not “interested persons” (as defined in the 1940 Act) (hereinafter referred to as the “Required Majority”).  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening our ability to attract, motivate and retain employees and directors upon whose judgment, initiative and efforts the financial success and growth of our business is largely dependent.

The Plan was approved by the Board as a whole, including a majority of the non-interested directors and the required majority as defined in Section 57(o) of the 1940 Act, on April 19, 2010.  The Plan was then submitted for an order of the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 6(c) of the 1940 Act granting an exemption from Sections 23(a), 23(b) and 63 of the 1940 Act and pursuant to Sections 57(a)(4) and 57(i) of the 1940 Act and Rule 17d-1 under the 1940 Act authorizing certain joint transactions otherwise prohibited by Section 57(a)(4) (the “Order”).  The Order permitting the Company to issue restricted shares of its common stock under the terms of the Plan as part of the compensation packages for certain of its employees and certain employees of its wholly-owned subsidiaries was approved by the SEC on October 26, 2010.

The more significant features of the Plan are described below.  In order to aid your understanding, the full text of the Plan, as proposed for adoption and approval by our shareholders, is provided in Appendix A to this proxy statement.

Purpose
The purpose of the Plan is to further our long-term stability and financial success by attracting and retaining employees through the use of stock that promotes and recognizes our financial success and growth.  We believe that ownership of our stock will stimulate the efforts of our employees by further aligning their interests with the interests of our shareholders.

Administration

The Plan will be administered by the Committee.  The Committee has the power to select plan participants and to grant restricted stock on terms the Committee considers appropriate.  In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the Plan’s administration, and to make all other determinations for administration of the Plan.

Restricted Stock

The Plan permits the grant of stock awards (shares of common stock) to participants.  A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied.  These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved.  Any restriction imposed on a stock award will be determined by the Committee.

Eligibility

Subject to the terms of the Plan, all employees shall be eligible to receive Restricted Stock Awards under the Plan.

Transferability

In general, options and awards granted under the plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Shares Subject to the Plan

The plan makes available up to 47,000 shares of our common stock for the issuance to plan participants.  The maximum number of shares with respect to which restricted stock awards may be granted in any calendar year to any participant is 6,250 shares.  The total number of shares that may be outstanding as Restricted Stock under all of the Company’s compensation plans shall not exceed 10% of the outstanding Shares on the effective date of the Plan plus 10% of the shares issued or delivered by the Company (other than pursuant to any employee compensation plans) during the term of the Plan.

Certain Federal Income Tax Consequences

Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk or forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant.  At that time, the employee recognizes income equal to the fair market value of the common stock.

Changes in Capitalization and Similar Changes

In the event of any changes in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan and the terms, exercise price and number of shares of any outstanding options or awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the options or awards for plan participants.

Securities Currently Authorized for Issuance

Because the Plan has not been voted on and approved by our shareholders, prior to the date hereof, no restricted stock awards have been granted under the Plan.

Vote Required

The Capital Southwest Corporation 2010 Restricted Stock Award Plan will be approved by shareholders if holders of a majority of the shares present in person or represented by proxy at the Annual Meeting vote in favor of the action.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the Capital Southwest Corporation 2010 Restricted Stock Award Plan described in this Proposal Three.

PROPOSAL FOUR: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of our NEOs, as we described in the “Executive Compensation – Compensation Discussion and Analysis” (CD&A) section of this proxy statement.  While this vote is advisory and non-binding, it will provide information to the Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Committee will be able to consider when determining executive compensation for fiscal 2012 and beyond.

Congress has enacted the Dodd-Frank Wall Street Reform and Consumer Protections Act (the “Act”), which requires, among other things, a non-binding advisory “Say on Pay” vote and gives our shareholders the opportunity to express their views on our NEOs compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the “Compensation of Executive Officers” section of this proxy statement.

The Committee strives to attract, retain and motivate exceptional executives, to reward past performance and provide incentives for future performance, and to align executive’s long-term interests with the interests of our shareholders.  To achieve these objectives, the Committee expects to implement and maintain compensation plans that tie a substantial portion of executive’s overall compensation to key strategic financial and operational goals such as maintaining and growing our portfolio. It is always the intention of the Committee that our executive officers be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns.

We believe that the information we provided within the CD&A section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation.  Accordingly, the Board recommends that shareholders approve the program by approving the following advisory resolution:

“RESOLVED, that the shareholders of Capital Southwest Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the proxy statement relating to the 2011 fiscal year pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Vote Required

The approval of this advisory resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this Proposal Four.

Board Recommendation

The Board of recommends that you vote “FOR” the approval of the advisory resolution set forth in this Proposal Four.

PROPOSAL FIVE:  ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to the advisory “Say on Pay” vote, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) also requires a related non-binding advisory vote that enables our shareholders to indicate their preference as to how frequently we should seek an advisory “Say on Pay” vote on the compensation philosophy, policies and procedures and the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the proposal in “Advisory Vote on Executive Compensation (Proposal Four)” included in this proxy statement.  By voting on this proposal, shareholders may indicate whether they prefer that we conduct the advisory “Say on Pay” vote every three years, every two years or every year. Shareholders also may, if they wish, abstain from casting a vote on this proposal. After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years (a triennial vote) is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every three years for the advisory vote on executive compensation.

Setting a three-year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for our company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote once every three years will be the most effective timeframe for us to respond to shareholders’ feedback by providing us with sufficient time to engage with shareholders to understand and respond to the vote results. Also, our executive compensation programs are based on our long-term business strategy, which is more appropriately assessed over a three-year timeframe. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our shareholders as appropriate regarding our executive compensation program during the period between advisory votes on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way.  The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.

Text of the Resolution to be Adopted

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years when you vote in response to the resolution set forth below or you may abstain from voting:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be deemed the preferred frequency selected by shareholders on an advisory basis with which Capital Southwest Corporation is to hold a shareholder “Say on Pay” vote to approve the compensation philosophy, policies and procedures and the compensation of the NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the CD&A, the Summary Compensation Table, and the other related tables and disclosures).”

Vote Required

The period receiving the greatest number of votes as set forth in this proposal will be the frequency of the advisory vote on the compensation of our named executive officers that has been approved by our shareholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on us, our Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this Proposal Five.

Board Recommendation

The Board of recommends that you vote for “THREE YEARS” on the frequency of advisor votes on the compensation of our NEOs.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board of Directors knows of no other matters to be presented at the meeting.  Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Shareholder Proposals for 2012 Annual Meeting

Any shareholder who intends to present a proposal at the annual meeting in the year 2012, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate secretary, Tracy L. Morris, at 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 1, 2012.  All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Any shareholder, who intends to bring business to the annual meeting in the year 2012, but not include the proposal in our proxy statement, or to nominate a person to the Board of Directors, must also give written notice to our corporate secretary, Tracy L. Morris, at the address set forth in the preceding paragraph, by February 1, 2012.

OTHER INFORMATION

Expenses for Solicitation of Proxies

In addition to the use of the mails, proxies may be solicited by personal interview and telephone by our directors, officers and employees, who will not receive additional compensation for such services.  We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials.  The cost of soliciting proxies will be borne by us.

Reduce Duplicate Mailings

We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record.  If you have more than one account in your name or at the same address as other shareholders, we or your broker may discontinue mailings of multiple copies.  If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card.  If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold your shares through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent.  If you received only one copy of this proxy statement and annual report or notice of availability of these materials and  you wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request to Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, TX 75230, Attention Tracy L. Morris, or by contacting us at (972) 233-8242, and we will promptly deliver materials as requested.

Annual Report

The Annual Report to Shareholders covering the fiscal year ended March 31, 2011 mailed along with this proxy statement is not deemed a part of the proxy soliciting material.

A copy of the fiscal 2011 Annual Report on Form 10-K, as filed with the SEC, will be mailed to shareholders without charge upon request to Tracy L. Morris, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

A copy of the Form 10-K is available via the Internet at our website (www.capitalsouthwest.com/investors/financial-reports) and the EDGAR version of such report is available at the SEC’s website (www.sec.gov).

APPENDIX A

CAPITAL SOUTHWEST CORPORATION
2010 RESTRICTED STOCK AWARD PLAN

1.	PURPOSE

This Plan is intended to foster and promote the long-term financial success of Capital Southwest Corporation and its Subsidiaries (the "Company Group"); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group’s businesses are largely dependent; to encourage Participants’ ownership interest in Capital Southwest Corporation; and to align the interests of employees with that of the Company’s shareholders.

2.	DEFINITIONS

(a) "1940 Act" means the Investment Company Act of 1940, as amended.

(b) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as such term is defined in Code Sections 424(e) and 424(f).

(c) "Award Agreement" means a written or electronic agreement evidencing and setting forth the terms of a Restricted Stock Award.

(d) "Board of Directors" means the board of directors of the Company.

(e) "Cause" means, unless otherwise specified in the Award Agreement or in an employment agreement with any member of Company Group, with respect to a Participant:

(i) Commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Employee to the detriment of any Company Group member;

(ii)  Conviction of, or entering into a plea of nolo contendere to, a felony;

(iii) In the case of an Employee, repeated failures to perform his responsibilities that are demonstrably willful and deliberate, provided that such failures have continued for more than 10 days following written notice from the Company of its intent to terminate his employment based on such failures;

(iv) Intentional, repeated or continuing violation of any of the applicable Company Group member’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated such policy or procedure; or

(v) Any material breach of a written covenant or agreement with a Company Group member, including the terms of this Plan or any material breach of fiduciary duty to a Company Group member.

A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his resignation or discharge that discharge for Cause was warranted.

(f) "Change in Control" means

(i) The date any one person, or more than one "person" acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of Common Stock possessing 51% or more of the total voting power of the Common Stock of the Company;

(ii) Individuals who at any time during the term of this Agreement constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board;
(iii) Any consolidation or merger to which the Company is a party, if following such consolidation or merger, shareholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

(iv) Any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the shareholders of the Company immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

(g) "Code" means the Internal Revenue Code of 1986, as amended.

(h) "Committee" means the Compensation Committee of the Board of Directors.

(i) "Common Stock" means the Common Stock of the Company, par value, $1.00 per share.

(j) "Company" means Capital Southwest Corporation, a corporation organized under the laws of the State of Texas, and all successors to it.

(k) "Covered Employee" means an Employee who is, or is determined by the Committee may become, a "covered employee" within the meaning of Code Section 162(m).

(l) "Date of Grant" means the date when the Company completes the corporate action necessary to create the legally binding right constituting a Restricted Stock Award, as provided in Code Section 409A and the regulations thereunder.

(m) "Disability" has the meaning set forth in Code Section 22(e)(3).

(n) "Effective Date" means the date the Plan is approved by the shareholders of the Company.

(o) "Employee" means any person employed by the Company or a Subsidiary.  Directors who are employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(q) "Fair Market Value" on any date means the market price of Common Stock, determined by the Committee as follows:

(i) If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the Exchange Act, as amended) or on the NASDAQ National Market System on the date of determination, then the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ National Market System on the date of determination.  If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices of a share on the date of determination;

(ii) If the Common Stock is listed on a national securities exchange or on the NASDAQ National Market System but no shares of the Common Stock are traded on the date of determination, but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination.  If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination, but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, in accordance with Code Section 409A.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(r) "Participant" means any person who holds an outstanding Restricted Stock Award.

(s) "Performance Criteria" means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: economic value added (as determined by the Committee); achievement of profit, loss or expense ratio; cash flow; book value; sales of products; net income (either before or after taxes); operating earnings; return on capital; return on net assets; return on shareholders’ equity; return on assets; shareholder returns; productivity; expenses; margins; operating efficiency; customer satisfaction; earnings per share; price per share of Common Stock; and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall, within the time prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(t) "Performance Goals" means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary or an individual.  The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  The Committee, in its discretion, may, within the time prescribed by Code Section 162(m), adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(u) "Performance Period" means the designated period during which the Performance Goals must be satisfied with respect to the Restricted Stock Award to which the Performance Goals relate.

(v) "Plan" means this Capital Southwest Corporation 2010 Restricted Stock Award Plan.

(w) "Qualified Performance-Based Award" means a Restricted Stock Award that is intended to qualify as "qualified performance-based compensation" within the meaning of Code Section 162(m) and is designated as a Qualified Performance-Based Award pursuant to Section 8 hereof.

(x) "Restricted Stock" or "Restricted Stock Award" means, individually or collectively, a grant of Shares under the Plan.

(y) "Share" means a share of Common Stock.

(z) "Subsidiary" means Capital Southwest Venture Corporation and Capital Southwest Management Corporation.

(aa) "Termination of Service" shall mean the termination of employment of an Employee by the Company and all Subsidiaries.  A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service.  Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s leave of absence is approved by the Committee.  The Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be a Subsidiary (or any successor).  Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

3.	ADMINISTRATION

The Committee shall administer the Plan.  The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors.  A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for non-employee directors acting under plans intended to qualify for exemption under Code Section 162(m)(4)(C).  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan and subject to the approval by the required majority of the Company's directors, as defined in Section 57(o) of the 1940 Act:

(a) The Committee shall have the sole and complete authority to:

(i) Determine the Employees to whom Restricted Stock Awards are granted, the type and amounts of Restricted Stock Awards to be granted and the time of all such grants;

(ii) Determine the terms, conditions and provisions of, and restrictions relating to, each Restricted Stock Award granted;

(iii)  Interpret and construe the Plan and all Award Agreements;

(iv) Prescribe, amend and rescind rules and regulations relating to the Plan;

(v) Determine the content and form of all Award Agreements;

(vi) Determine all questions relating to Restricted Stock Awards under the Plan, including whether any conditions relating to a Restricted Stock Award have been met;

(vii) Consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Restricted Stock Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to make changes to any Restricted Stock Award that is intended to qualify as a Qualified Performance-Based Award to the extent that the existence of such discretion or authority would cause such Restricted Stock Award not to so qualify;

(viii) Determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Restricted Stock Award;

(ix) Maintain accounts, records and ledgers relating to Restricted Stock Awards;

(x) Maintain records concerning its decisions and proceedings;

(xi) Employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xii) Do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

(b) Each Restricted Stock Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee.  Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement.  The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the number of Shares subject to the Restricted Stock Award; (ii) the expiration date of the Restricted Stock Award; (iii) the manner, time, and rate (cumulative or otherwise) of vesting of such Restricted Stock Award; and (iv) the restrictions, if any, placed upon such Restricted Stock Award, or upon Shares which may be issued upon vesting of such Restricted Stock Award.  The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company and to cause them to be delivered to the recipients of Restricted Stock Awards.

4.	STOCK SUBJECT TO THE PLAN

(a) General Limitations.  Subject to adjustment as provided in Section 12 of the Plan, the maximum number of Shares reserved for issuance in connection with Restricted Stock Awards under the Plan is 47,000 Shares.  Notwithstanding the preceding, grants of Restricted Stock Awards shall be subject to the following limitations:

(i) Subject to adjustment as provided in Section 12 of the Plan, the total number of Shares that may be outstanding as Restricted Stock under all of the Company's compensations plans shall not exceed 10% of the outstanding Shares on the effective date of the Plan plus 10% of the Shares issued or delivered by the Company (other than pursuant to any Employee compensation plans) during the term of the Plan.

(ii) The amount of voting securities that would result from the exercise of all the Company's outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company; provided, however, that if the amount of voting securities that would result from the exercise of all the Company's outstanding warrants, options, and rights issued to the Company's directors, officers, and employees, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(b) Individual Limitations.  Subject to adjustment as provided in Section 12 of the Plan, in no event may Qualified Performance-Based Awards be granted to a single Participant in any 12-month period in respect of more than 6,250 Shares (if the Restricted Stock Award is denominated in Shares).

(c) Other Rules.

(i) The number of Shares associated with a Restricted Stock Award originally counted against the limitations as the result of the grant of the Restricted Stock Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Restricted Stock Award is surrendered, cancelled, expires, terminates or is forfeited for any reason.

(ii) Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Restricted Stock, or upon any other payment or issuance of Shares under the Plan shall not become available for issuance or reissuance under the Plan.

(d) Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury which have been reacquired by the Company, or Shares purchased by the Company in the open market.

5.	ELIGIBILITY

Subject to the terms of the Plan, all Employees shall be eligible to receive Restricted Stock Awards under the Plan.

6.	RESTRICTED STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock Awards to eligible Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Payment of the Restricted Stock Award.  The Restricted Stock Award may only be made in whole Shares.

(b) Terms of the Restricted Stock Awards.  The Committee shall determine the dates on which Restricted Stock Awards granted to a Participant shall vest and any specific conditions or Performance Goals which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock Award.  Notwithstanding other paragraphs in this Section 6, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Awards except for any Restricted Stock Awards that are Qualified Performance-Based Awards under Section 8 hereof.  The acceleration of any Restricted Stock Award shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock Awards.

(c) Termination of Service.  Unless otherwise determined by the Committee, upon a Participant’s Termination of Service for any reason, including retirement, other than Disability or death, the Participant’s unvested Restricted Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Awards shall become null and void.  Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all unvested Restricted Stock Awards held by such Participant, including any portion of a Restricted Stock Award subject to a Performance Goal, shall immediately vest.

(d) Acceleration Upon a Change in Control.  In the event of a Change in Control, all unvested Restricted Stock Awards held by a Participant shall become immediately vested.

7.	DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS.

(a) Dividends.  A Participant holding a Restricted Stock Award shall, unless otherwise provided in the applicable Award Agreement, be entitled to receive, with respect to each such Share covered by a Restricted Stock Award, a payment equal to any dividends or distributions.

(b) Voting of Restricted Stock Awards.  After a Restricted Stock Award has been granted, but for which Shares covered by such Restricted Stock Award have not yet vested, the Participant shall be entitled to vote such Shares subject to the rules and procedures adopted by the Committee for this purpose.

(c) Restrictive Legend.  Each certificate issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, at the discretion of the Board of Directors, each such certificate shall be held by the Company until the Restricted Stock has vested.  Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Capital Southwest Corporation 2010 Restricted Stock Plan and an agreement entered into between the registered owner and Capital Southwest Corporation.  A copy of such plan and agreement is on file at the principal office of Capital Southwest Corporation."

8.	QUALIFIED PERFORMANCE-BASED AWARDS

(a) Purpose.  The purpose of this Section 8 is to provide the Committee the ability to grant Restricted Stock as Qualified Performance-Based Awards.  If the Committee, in its discretion, decides to grant to a Covered Employee a Restricted Stock Award that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section 8 shall control over any contrary provision contained herein; provided, however, that the Committee may grant Restricted Stock Awards to Covered Employees that are based on Performance Criteria or Performance Goals that do not satisfy the requirements of this Section 8.

(b) Applicability.  This Section 8 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive a Restricted Stock Award for the relevant Performance Period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Qualified Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Award requirements of Code Section 162(m)(4)(C), with respect to any Restricted Stock Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Code Section 162(m)), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Restricted Stock Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Restricted Stock Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  No Restricted Stock Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Restricted Stock Award is subject have been achieved.  The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

(d) Payment of Qualified Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Acceleration Upon a Change in Control.  In the event of a Change in Control, all unvested Qualified Performance-Based Awards held by a Participant shall become vested upon the Change in Control.

(f) Dividends and Other Distributions.  The Participant shall not be paid any dividends or distributions or other distributions with respect to Qualified Performance-Based Awards until the Participant has become vested in the Shares covered by the Qualified Performance-Based Awards.  At the time of vesting, the Participant shall receive a cash payment equal to the aggregate cash dividends (without interest) (other than distributions in Shares) and the number of Shares equal to any stock dividends that the Participant would have received if the Participant had owned all of the Shares which vested for the period beginning on the date of the Restricted Stock Award, and ending on the date of vesting or payment.  No dividends shall be paid to the Participant with respect to any Qualified Performance-Based Awards that are forfeited by the Participant.

(g) Additional Limitations.  Notwithstanding any other provision of the Plan, any Restricted Stock Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m)(4)(C), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(h) Effect on Other Plans and Arrangements.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

9.	RIGHTS OF PARTICIPANTS

Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.

10.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Restricted Stock Award to which the Participant would then be entitled.  Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.  If a Participant fails to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

11.	TRANSFERABILITY OF RESTRICTED STOCK AWARDS

No Restricted Stock Award granted hereunder shall be transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

12.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL

(a) Adjustment Clause.  In the event of any change in the outstanding Shares by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standard No. 123 (revised 2004), appropriate adjustments shall be made to (i) the aggregate number of shares of Stock with respect to which Restricted Stock Awards may be made under the Plan, (ii) the terms and the number of shares and/or the price per share of any outstanding Stock Options, and (iii) the share limitations set forth in Section 4 hereof.  The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.  Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive.  Any adjustment made under this Section 12 will be made in accordance with any required action by shareholders of the Company,  the provisions of any applicable corporate law and the approval of the required majority, as defined in Section 57(o) of the 1940 Act, of the Company's directors.  Conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.  Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to a Restricted Stock Award.

(b) Change of Control.  If a Change of Control occurs, the Committee may, in its discretion and without limitation:

(i) Cancel outstanding Restricted Stock Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Restricted Stock Awards, as determined by the Committee or the Board of Directors in its sole discretion;

(ii) Substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Restricted Stock Awards; and

(iii) Arrange for the assumption of Restricted Stock Awards, or replacement of Restricted Stock Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following the transaction (as well as any corresponding adjustments to Restricted Stock Awards that remain outstanding based upon Company securities);

No such adjustments may, however, materially change the value of benefits available to a Participant under an outstanding Restricted Stock Award.

(c) Section 409A Provisions with Respect to Adjustments.  Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Restricted Stock Awards that are considered "deferred compensation" within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Restricted Stock Awards that are not considered "deferred compensation" subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Restricted Stock Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause a Restricted Stock Award that is not intended to be subject to Code Section 409A to be subject thereto.

13.	TAX WITHHOLDING

Whenever under this Plan, cash or Shares are to be delivered upon exercise of a Restricted Stock Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery: (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant, or (iii) the Participant remit any required amounts using a combination of the methods provided in clause (i) and clause (ii).  Shares may not be used to satisfy tax withholding requirements without exemptive relief from Section 23(c) of the 1940 Act.

14.	AMENDMENT OF THE PLAN AND RESTRICTED STOCK AWARDS

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively.  Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification.  Other provisions of this Plan will remain in full force and effect.  No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Restricted Stock Award without the written permission of such Participant.

(b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Restricted Stock Award without the written consent of such Participant.

15.	RIGHT OF OFFSET

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Restricted Stock Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an "acceleration" of a payment hereunder within the meaning of Code Section 409A.  This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

16.	EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately upon its approval by the Company’s shareholders.

17.	TERMINATION OF THE PLAN

The right to grant Restricted Stock Awards under the Plan will terminate 10 years after the Effective Date.  The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Restricted Stock Award.

18.	APPLICABLE LAW; COMPLIANCE WITH LAWS

The Plan will be administered in accordance with the laws of the State of Texas and applicable federal law.  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.  Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

19.	PROHIBITION ON DEFERRED COMPENSATION

It is the intention of the Company that no Restricted Stock Award shall be "deferred compensation" subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Restricted Stock Awards shall be interpreted accordingly.  The terms and conditions governing any Restricted Stock Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A.  Notwithstanding any provision herein to the contrary, any Restricted Stock Award issued under the Plan that constitutes a deferral of compensation under a "nonqualified deferred compensation plan" as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

20.	NO GRANTS IN CONTRAVENTION OF THE 1940 ACT

At all times during such periods as the Company qualifies or intends to qualify as a "business development company," no Restricted Stock Award may be granted under the Plan if the grant or terms of such Restricted Stock Award would cause the Company to violate Section 61 of the 1940 Act (or any other provision of the 1940 Act applicable to "business development companies"), and, if approved for grant, such an award will be void and of no effect.

In furtherance of the intent that Restricted Stock Awards available to be granted under the Plan be limited to those that can be granted by a "business development company" qualifying as such under the 1940 Act, except as otherwise permitted by exemptive relief or other relief that may be granted by the Securities and Exchange Commission or its staff and determined by the Board of Directors, Restricted Stock may be awarded only in exchange for full payment thereof (as determined by the Board of Directors).

ANNUAL MEETING OF SHAREHOLDERS OF

CAPITAL SOUTHWEST CORPORATION

July 18, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.capitalsouthwest.com/investors/financial-reports/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530303040000000000 7 071811

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Donald W. Burton
- ○ Graeme W. Henderson
- ○ Samuel B. Ligon
- ○ Gary L. Martin
- ○ John H. Wilson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.	☐	☐	☐
3. Proposal to approve the Capital Southwest Corporation 2010 Restricted Stock Award Plan.	☐	☐	☐
4. Proposal to approve advisory vote on executive compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
5. Vote on the frequency of the advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

6. In the discretion of the proxies, on any other matter that may properly come before the meeting and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this proxy will be voted for the election of the persons named at the left hereof and for the proposal described in Proposals 2, 3 and 4, and 3 years in Proposal 5 above.

If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CAPITAL SOUTHWEST CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS – JULY 18, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The undersigned shareholder of Capital Southwest Corporation, does hereby nominate, constitute and appoint Graeme W. Henderson, Samuel B. Ligon, and Gary L. Martin, or either one of them, as Proxies, each with full power to appoint his substitute, to represent and vote all shares of Common Stock of Capital Southwest Corporation held of record by the undersigned at the Annual Meeting of shareholders to be held at 10:00 a.m. Dallas time on Monday, July 18, 2011, in meeting room #210 of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, 75230, and at any adjournments thereof, as follows:

(Continued and to be signed on the reverse side.)

14475